Exhibit 10.3

AMENDMENT
TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to that certain Employment Agreement by and between Sprint Corporation and Kevin Crull made and entered into as of May 31, 2015 (the “Agreement”), and as previously amended, is made and entered into January 3, 2018 (the “Amendment Effective Date”). Certain capitalized term shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree that as of the Amendment Effective Date the Executive shall be employed by the Company as the Chief Strategy Officer and the definition of “Good Reason” in Section 29(x)(iii) of the Agreement shall be amended as of the Amendment Effective Date as follows, with the only change being to replace “December 31, 2017” with “April 30, 2018”:

(iii)    the Executive is not, before July 1, 2016, appointed to an expanded role, as mutually agreed by the Executive and the Chief Executive Officer at that time, and the executive resigns effective as of a date in the period from July 1, 2016 through April 30, 2018; or

In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, effective as of the day and year first written above.

SPRINT CORPORATION

/s/ Ismat Aziz
By: Ismat Aziz, Chief Human Resources Officer

EXECUTIVE

/s/ Kevin Crull
By: Kevin Crull